Exhibit 26(n)(1) Consent of Independent Registered Public Accounting Firm

     We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-100132 of Lincoln Benefit Life Variable Life Account (the "Account") on Form N-6 of our report on the financial statements and the related financial statement schedules of Lincoln Benefit Life Company (the "Company") dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and to the use of our report dated March 24, 2005 on the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 20, 2005

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Exhibit 26(n)(2) Consent of Attorneys


Christopher S. Petito                                               202-986-8283


                                                  April 20, 2005


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Life Account
2940 South 84th Street
Lincoln, Nebraska 68506-4142

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-100132 of Lincoln Benefit Life Variable Life Account on Form N-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                               /s/ Christopher S. Petito
                            By:---------------------------
                                  Christopher S. Petito